UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2012

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

120 Broadway, 31st Floor

New York, NY 10271

(Address of principal executive offices)

(212) 655-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into A Material Definitive Agreement

On November 26, 2012, the Tower Group, Inc. (the “Company”) entered into a Second Amendment to Credit Agreement and Consent (the “Second Amendment”) to the $150 million Amended and Restated Credit Facility Agreement, dated as of February 15, 2012 (the “Credit Agreement”), with the various financial institution parties named therein as lenders (the “Lenders”) and Bank of America, N.A., as Administrative Agent, Fronting Bank and L/C Administrator (“Bank of America”).

The Second Amendment provides a consent of the required Lenders and Bank of America to a proposed merger of the Company with a subsidiary of Canopius Holdings Bermuda Limited that the Company may seek to consummate (the “Merger”). The Second Amendment also increases the Company’s maximum revolving commitment by $70 million to $220 million upon the effectiveness of the Merger and the satisfaction of certain other conditions set forth in the Second Amendment.

The foregoing summary of the Second Amendment is not complete and is qualified in its entirety by a copy of the Second Amendment filed as Exhibit 10.1 to this Form 8-K, which exhibit is incorporated by reference to this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 1.01 above.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

10.1	Second Amendment to Credit Agreement and Consent to the Amended and Restated Credit Facility Agreement among the Company, Bank of America, N.A. as Administrative Agent, Fronting Bank and L/C Administrator, and the Lender parties thereto

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant

Date: November 28, 2012	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER Executive Vice President and Chief Financial Officer